Exhibit 10.1

REVLON CONSUMER PRODUCTS CORPORATION,
as Borrower

________________________

2019 SENIOR UNSECURED LINE OF CREDIT AGREEMENT

Dated as of June 27, 2019

_________________________

MACANDREWS & FORBES GROUP, LLC,

as Lender

-i-

2019 SENIOR UNSECURED LINE OF CREDIT AGREEMENT

2019 SENIOR UNSECURED LINE OF CREDIT AGREEMENT, dated as of June 27, 2019, between REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the “Borrower”), and MACANDREWS & FORBES GROUP, LLC, a Delaware limited liability company (the “Lender”).

W I T N E S S E T H :

WHEREAS, the Borrower has requested the Lender to extend credit on an unsecured basis in order to enable the Borrower, subject to the terms and conditions of this Agreement, to borrow on a revolving basis from time to time prior to the Termination Date;

WHEREAS, the Lender is willing to make such loans to the Borrower only on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS

1.1          Defined Terms.  As used in this Agreement, the following terms shall have the following respective meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Affiliate” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person.  As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” shall mean this 2019 Senior Unsecured Line of Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Applicable Bank Account” is defined in Section 2.2(a) hereof.

“Bank Credit Agreement” means the Asset-Based Revolving Credit Agreement, dated as of September 7, 2016, as amended and restated as of April 17, 2018, by and among the Borrower, certain Local Borrowing Subsidiaries from time to time parties thereto, Revlon, Inc., certain financial institutions from time to time parties thereto, and Citibank, N.A., as Administrative Agent, as amended, supplemented and otherwise modified from time to time.

“Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or state law for the relief of debtors.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrowing Amount”, “Borrowing Date” and “Borrowing Notice” are each defined in Section 2.2(a) hereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Commitment” means the obligation of the Lender to make Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding of up to $30,000,000, as such obligation may be reduced from time to time in accordance with Section 2.3 hereof.

“Commitment Period” means the period from and including the Effective Date to but not including the Termination Date.

“Contractual Obligation” means, with respect to any Person, any provision of any material debt security or of any material preferred stock or other equity interest issued by such Person or of any material indenture, mortgage, agreement, guarantee, instrument or undertaking to which such Person is a party or by which it or any of its material property is bound.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any of the events specified in Section 7.1 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition specifically set forth therein, has been satisfied.

“Dollars” and “$” mean dollars in lawful currency of the United States of America.

“Effective Date” is defined in Section 5.1 hereof.

“Event of Default” means any of the events specified in Section 7.1 hereof; provided, that any requirement for the giving of notice, the lapse of time, or both, or any other condition specifically set forth therein, has been satisfied.

“Foreign Asset-Based Term Loan Agreement” means the Asset-Based Term Loan Credit Agreement, dated as of July 9, 2018,  Revlon Holdings B.V. and Revlon Finance LLC, as borrowers, certain subsidiaries of the Borrower, as guarantors, certain financial institutions from time to time parties thereto, and Citibank, N.A., as administrative agent and collateral agent, as amended, supplemented and otherwise modified from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any governmental department, commission, board, bureau, agency or instrumentality, or other court or arbitrator, in each case whether of the United States of America or foreign).

“Interest Payment Date” means, as to any Loan, September 30, 2019 and December 31, 2019.

“Lender” is defined in the introductory paragraph of this Agreement.

“Loans” is defined in Section 2.1(a) hereof.

“Person” means an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of any nature whatsoever.

“Requirement of Law” means, for any Person, the certificate of incorporation and by‑laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

“Restricted Subsidiary” has the meaning set forth in the Bank Credit Agreement.

“Significant Subsidiary” means any Subsidiary other than an “Immaterial Subsidiary” (as defined in the Bank Credit Agreement).

“Subsidiary” of any Person means a corporation or other entity of which shares of capital stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person; provided, that (a) unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower and (b) unless otherwise qualified, all references to a “wholly‑owned Subsidiary” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower of which the Borrower directly or indirectly owns all of the capital stock or other ownership interests (other than directors’ qualifying shares).

“Termination Date” means December 31, 2019 or, if earlier, the date upon which the Commitment shall terminate in accordance with the terms hereof.

1.2          Other Definition Provisions.

(a)            All terms defined in this Agreement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

(b)            The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section and subsection references contained in this Agreement are references to Sections and subsections in or to this Agreement, unless otherwise specified.

SECTION 2.  AMOUNT AND TERMS OF COMMITMENT

2.1         The Commitment.

(a)            Subject to the terms and conditions hereof, the Lender agrees to make revolving loans (“Loans”) in Dollars to the Borrower from time to time during the Commitment Period with an aggregate principal amount outstanding at any one time not to exceed the amount of the Commitment then in effect.

(b)            During the Commitment Period, the Borrower may use the Commitment by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

2.2         Procedure for Borrowing.

(a)            The Borrower may borrow under the Commitment during the Commitment Period on any Business Day; provided, that, unless the Lender otherwise agrees, the Borrower shall deliver to the Lender a written notice (or provide a telephonic notice promptly confirmed in writing) (a “Borrowing Notice”) which must (i) specify the date on which such borrowing is to be made (the “Borrowing Date”), the amount to be borrowed from the Lender on such Borrowing Date (the “Borrowing Amount”), and the bank account and other pertinent wire transfer instructions to which such borrowing is to be deposited by the Lender (the “Applicable Bank Account”), (ii) certify that all applicable conditions to such borrowing hereunder have been satisfied and (iii) be received by the Lender prior to 1:00 p.m., New York City time, at least one Business Day prior to such Borrowing Date or, in the case of a Loan to be made on the Effective Date, on or before the Borrowing Date.

(b)            On each Borrowing Date set forth in a Borrowing Notice, the Lender will make a Loan to the Borrower in an amount equal to the lesser of (i) the Borrowing Amount set forth in such Borrowing Notice, and (ii) the undrawn portion of the Commitment as then in effect by making the proceeds thereof available to the Borrower in immediately available funds in Dollars not later than 4:00 p.m., New York City time, on such Borrowing Date to the Applicable Bank Account.

2.3         Voluntary Termination or Reduction of the Commitment.  The Borrower shall have the right, in its sole discretion, to terminate the Commitment or, from time to time, to permanently reduce the Commitment during the Commitment Period by delivering to the Lender a written notice specifying such termination or the amount of such reduction. Any termination of or permanent reduction in the Commitment pursuant to this Section 2.3 shall take effect on the date specified in such written notice.

2.4         Repayment of Loans; Evidence of Debt.

(a)            The Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount of each Loan on the Termination Date.  The Borrower hereby further agrees to pay to the Lender interest on the unpaid principal amount of each Loan from time to time outstanding from the date hereof until payment in full thereof at the rates per annum and in the manner set forth in Section 3.4 hereof.

(b)            The Lender shall maintain an account evidencing the indebtedness of the Borrower to the Lender resulting from the Loans, including the outstanding principal amount of each Loan, accrued and unpaid interest outstanding in respect thereof and the amount of any sum received by the Lender hereunder from the Borrower in respect of the Loans and the manner in which it was applied.  The entries made in such account of the Lender shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Lender to maintain any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans in accordance with the terms of this Agreement.

SECTION 3.  PROVISIONS RELATING TO THE LOANS

3.1         Optional Prepayments.  The Borrower may prepay the Loans, in whole or in part, at any time without premium or penalty, together with any interest accrued but unpaid on the amount prepaid.  Each such optional prepayment shall be applied, first, to the aggregate principal amount outstanding under the Loans, and, second, to any accrued and unpaid interest on the Loans.

3.2         Mandatory Prepayments.

(a)            If, at any time, the aggregate outstanding principal amount of the Loans exceeds the Commitment then in effect, the Borrower shall immediately repay the principal amount of the Loans in an amount equal to such excess, together with any interest accrued but unpaid on the amount prepaid.

(b)            Upon the effective date of any reduction in the Commitment pursuant to Section 2.3 hereof, the Borrower shall prepay on such date the aggregate principal amount of the Loans then outstanding in excess of the Commitment after giving effect to such reduction, together with any interest accrued but unpaid on the amount prepaid.

(c)            If on any date for any reason the Borrower and its Subsidiaries have available unrestricted cash in excess of amounts required in the Borrower’s reasonable judgment to run the operations of the Borrower and its Subsidiaries in the ordinary course of business, Borrower shall prepay on such date the aggregate principal amount of the Loans then outstanding in an amount equal to such available borrowing capacity or excess cash, as applicable (except to the extent that using such excess cash to prepay Loans would result in material adverse tax consequences after taking into account all relevant factors), together with interest accrued but unpaid on such amount.

(d)            On the Termination Date, the Commitment shall terminate and the Borrower shall cause all outstanding Loans, together with any interest accrued but unpaid thereon, to be paid in full.

3.3         Interest Rate and Payment Dates.

(a)            Each Loan shall bear interest on the unpaid principal amount thereof at a rate per annum from time to time equal to 8.00%.

(b)            If all or a portion of any Loan, any interest payable thereon or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration, as a result of an event requiring a mandatory prepayment or otherwise), then, for so long as such amount remains unpaid, such overdue amount shall bear interest at a rate per annum equal to the rate otherwise in effect plus 2%.

(c)            Interest accrued from time to time in respect of each Loan shall be payable in cash in arrears on each Interest Payment Date; provided, that interest accruing pursuant to paragraph (b) of this Section 3.3 shall be payable from time to time on demand.  Any accrued and unpaid interest on the Loans shall be payable in full in cash on the Termination Date.

(d)            Interest shall be calculated on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed.

3.4         Method of Payments.

(a)            All payments (including prepayments) to be made by the Borrower on account of principal, interest, costs and expenses shall be made without set‑off, counterclaim, deduction or withholding and shall be made to the Lender at such location or to such account as the Lender may specify to the Borrower, on or prior to 1:00 p.m., New York City time, on the due date thereof, in Dollars and in immediately available funds.

(b)            If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to make the Loans hereunder, the Borrower hereby represents and warrants to the Lender that:

4.1         Corporate Existence.  The Borrower is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

4.2         Corporate Power.

(a)            The Borrower has the corporate power, authority and legal right to execute, deliver and perform this Agreement and to borrow hereunder, and it has taken as of the Effective Date all necessary corporate action to authorize its borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement.

(b)            No consent of any other Person (including, without limitation, stockholders or creditors of the Borrower or of any parent entity of the Borrower), and no consent, license, permit, approval or authorization of, exemption by, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement by or against the Borrower, except for any consents, licenses, permits, approvals or authorizations, exemptions, registrations, filings or declarations that have already been obtained and remain in full force and effect.

(c)            This Agreement has been executed and delivered by a duly authorized officer of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms except as enforceability may be limited by Bankruptcy Laws or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity.

4.3         No Legal Bar to Loans.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not violate any Contractual Obligation or material Requirement of Law to which the Borrower or any of its Subsidiaries is a party, or by which the Borrower or any of its Subsidiaries or any of their respective material properties or assets may be bound, and will not result in the creation or imposition of any lien on any of their respective material properties or assets pursuant to the provisions of any such Contractual Obligation.

4.4         Use of Proceeds.  The Borrower will use the proceeds of the Loans hereunder to provide working capital for the Borrower and its Subsidiaries and for other general corporate purposes.

SECTION 5.  CONDITIONS PRECEDENT

5.1         Conditions to Initial Loan.  The obligation of the Lender to make the initial Loan requested to be made by it shall be subject to the satisfaction or waiver by the Lender of the following conditions precedent (the date on which said conditions are satisfied or waived being herein called the “Effective Date”):

(a)            Agreement.  The Lender shall have received this Agreement, executed and delivered by a duly authorized officer of the Borrower.

(b)            Additional Matters.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lender, and the conditions set forth in Section 5.2 hereof shall have been satisfied or waived by the Lender.

5.2         Conditions to Each Loan.  The obligation of the Lender to make any Loan requested to be made on any Borrowing Date (including, without limitation, the initial Loan) shall be subject to the satisfaction or waiver by the Lender of the following conditions precedent:

(a)            Credit Availability.  The amount of the Loan requested to be made on such Borrowing Date shall not exceed the amount that the Lender is obligated to make in accordance with Section 2.1(a) hereof.

(b)            Representations and Warranties.  Each of the representations and warranties made by the Borrower in or pursuant to this Agreement (other than Section 4.4 hereof) shall be true and correct in all material respects on and as of such Borrowing Date as if made on and as of such date and the representations and warranties made by the Borrower in Section 4.4 hereof shall be true and correct on and as of such Borrowing Date as if made on and as of such date, in all cases both before and after giving effect to such Loan and the use of the proceeds thereof.

(c)            No Default.  No Default or Event of Default shall have occurred and be continuing on such Borrowing Date, both before and after giving effect to the Loan requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the Borrowing Date thereof that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6.  FURTHER ASSURANCES

6.1         Notices; Further Assurances.  The Borrower shall notify the Lender in writing promptly following the occurrence of any Event of Default, as defined in any of the Bank Credit Agreement, the Foreign Asset-Based Term Loan Agreement, the Term Loan Agreement and the indentures for the 2021 Notes and the 2024 Notes (each as defined in the Bank Credit Agreement).  Upon the request of the Lender, the Borrower will execute and deliver such further instruments, provide such further information and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

SECTION 7.  EVENTS OF DEFAULT

7.1            Events of Default.  An “Event of Default” occurs if:

(a)            the Borrower defaults in any payment of interest on any Loan when the same becomes due and payable and such default continues for a period of 30 days;

(b)            the Borrower defaults in the payment of the principal of any Loan when the same becomes due and payable;

(c)            the Borrower fails to comply with any of the other material covenants or agreements applicable to it in this Agreement (other than those referred to in (a) or (b) above) and such failure continues for 60 days after receipt of written notice thereof from the Lender;

(d)            any representation or warranty made or deemed made by the Borrower in this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date when made or deemed to have been made;

(e)            an Event of Default, as defined in any of the Bank Credit Agreement, the Foreign Asset-Based Term Loan Agreement, the Term Loan Agreement and the indentures for the 2021 Notes and the 2024 Notes (each as defined in the Bank Credit Agreement), occurs and is continuing;

(f)            the Borrower or any Restricted Subsidiary of the Borrower that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

  (i)            commences a voluntary case;

  (ii)           consents to the entry of an order for relief against it in an involuntary case;

  (iii)          consents to the appointment of a Custodian of it or for any substantial part of its property; or

  (iv)          makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign Bankruptcy Laws;

(g)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

  (i)            is for relief against the Borrower or any Restricted Subsidiary of the Borrower that is a Significant Subsidiary in an involuntary case;

  (ii)           appoints a Custodian of the Borrower or any Restricted Subsidiary of the Borrower that is a Significant Subsidiary for any substantial part of the Borrower’s property; or

  (iii)          orders the winding up or liquidation of the Borrower or any Restricted Subsidiary of the Borrower that is a Significant Subsidiary;

or any similar relief is granted under any foreign Bankruptcy Laws and the order or decree remains unstayed and in effect for 60 consecutive days; or

(h)            any final judgment or final judgments for the payment of money in excess (net of amounts covered by third-party insurance with insurance carriers who in the reasonable judgment of the Borrower are creditworthy and who have not disclaimed liability with respect to such judgment or judgments) of $50 million or its foreign currency equivalent is entered against the Borrower or any Restricted Subsidiary of the Borrower that is a Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 60 consecutive days.

For the avoidance of doubt, after the commencement of an event specified in paragraph (f) or (g) of this Section 7.1 with respect to a Restricted Subsidiary that is not a Significant Subsidiary, if such Restricted Subsidiary subsequently becomes a Significant Subsidiary, the occurrence any events specified in paragraph (f) or (g) of this Section 7.1 with respect to such Restricted Subsidiary arising from or in connection with such previously commenced event shall not constitute an Event of Default pursuant to such paragraph (f) or (g).

If an Event of Default shall have occurred and is continuing, (A) if such event is an Event of Default specified in paragraph (f) or (g) of this Section 7.1 with respect to the Borrower, automatically the Commitment shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) the Lender may by notice to the Borrower declare the Commitment to be terminated forthwith, whereupon such Commitment shall immediately terminate; and (ii) the Lender may by notice to the Borrower declare the Loans hereunder (with accrued interest thereon) and all other amounts owing by the Borrower under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Section 7.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 8.  MISCELLANEOUS

8.1            Amendments and Waivers.  This Agreement shall not be amended, supplemented or otherwise modified, except by written instrument which has been duly executed and delivered by each party hereto.  In the case of any waiver of the terms hereof, the parties to this Agreement shall be restored to their former positions and rights hereunder, and any Default or any Event of Default waived shall, to the extent provided in such waiver, be deemed to be cured and not continuing; but, no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

8.2            Notices.  All notices, consents, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of electronic mail notice, when sent and receipt has been confirmed, addressed as follows (or to such other address as may be hereafter notified by any of the respective parties hereto):

Borrower:	Revlon Consumer Products Corporation
One New York Plaza
New York, New York 10004
Attention: Michael Sheehan

Lender:	MacAndrews & Forbes Group, LLC
35 East 62nd Street
New York, New York 10065
Attention: Shiri Ben-Yishai

provided, that any notice, request or demand to or upon the Lender pursuant to Sections 2 and 3 shall not be effective until received.

8.3            No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.4            Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

8.5            Payment of Expenses; General Indemnity.  The Borrower agrees (a) to pay or reimburse the Lender for all of its reasonable out‑of‑pocket attorneys’ fees and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, (b) to pay or reimburse the Lender for all its reasonable out‑of‑pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, (c) to pay, indemnify, and to hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay caused by the Borrower in paying, stamp, excise and other similar taxes, if any, if legal, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, and (d) to pay, indemnify, and hold harmless the Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) with respect to the execution, delivery, consummation, enforcement, performance and administration of this Agreement and any such other documents (all of the foregoing, collectively, the “indemnified liabilities”); provided, that the Borrower shall have no obligation hereunder with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Lender, (ii) legal proceedings commenced against the Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) amounts of the types referred to in clauses (a) through (c) above except as provided therein.  The agreements in this Section 8.5 shall survive the termination of the Commitment and the repayment of the Loans and all other amounts payable hereunder.

8.6            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and permitted assigns and, except as set forth below, neither the Borrower nor the Lender may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party.  This Agreement, or the Lender’s obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by the Lender to any Affiliate of the Lender over which the Lender or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights; provided any such assignee assumes the obligations of the Lender hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the Lender.  Notwithstanding the foregoing, no such assignment shall relieve the Lender of its obligations hereunder if such assignee fails to perform such obligations.  Without complying with the provisions of this Section 8.6, the Lender may satisfy its obligations under Sections 2.1 or 2.2 hereof by causing an Affiliate of the Lender to satisfy its obligations under such Sections.

8.7            Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8            Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9            Integration.  This Agreement represents the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender for the benefit of the Borrower relative to the subject matter hereof not expressly set forth or referred to herein.

8.10          GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11          Submission To Jurisdiction; Waivers.  The Borrower hereby irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non‑exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 8.2 or at such other address of which the Lender shall have been notified pursuant thereto;

(d)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

8.12          WAIVERS OF JURY TRIAL.  THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel & Secretary

MACANDREWS & FORBES GROUP, LLC

By:	/s/ Shiri Ben-Yishai
Name: Shiri Ben-Yishai
Title: Secretary